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                  CONSENT OF QUALIFIED INDEPENDENT UNDERWRITER

  We consent to the reference to our firm under the caption "Qualified Independent Underwriter" in the Prospectus.

                                          Interstate/Johnson Lane Corporation

September 21, 1995

                                     II-18